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                                  EXHIBIT 99.1




                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                 DIVIDEND REPORT


Ithaca, Michigan, March 1, 2004-

Jeffrey S. Barker, President and CEO of Commercial Bank and its holding company, Commercial National Financial Corporation, announced that on February 18, 2004, the corporation's Board of Directors declared a cash dividend of $.14 per share. The dividend will be paid on April 1, 2004, to shareholders of record as of March 12, 2004. This dividend represents an annualized yield of 4.77% based upon the recently reported $11.75 per share stock price.

Commercial Bank operates full service banking offices in Alma, Greenville, Ithaca, Middleton, Mount Pleasant, Pompeii, and St. Louis.



Contact:
Daniel E. Raleigh
Vice President
989-875-5504